EXHIBIT 21

SUBSIDIARIES OF GENEREX BIOTECHNOLOGY CORPORATION



NAME                                               PLACE OF INCORPORATION

Generex Pharmaceuticals, Inc.                      Ontario, Canada

Generex (Bermuda), Inc.                            Bermuda

Antigen Express, Inc.                              Delaware, USA

All subsidiaries are 100% owned except for Generex (Bermuda), which is 80.1% owned.

All subsidiaries conduct business only under their respective corporate names.

                                       1